Exhibit 99.1

           ProAssurance Reports First Quarter 2007 Results

    SUMMARY

    In the first quarter of 2007 ProAssurance Corporation's Income from Continuing Operations rose 30% compared to the year-ago quarter, to $36.1 million or $1.02 per diluted share. Gross Premiums Written were 2% higher than the same quarter a year ago. Net Investment Income continued to emerge as a driving force in ProAssurance's results, growing 29% compared to the first quarter of 2006.


    BIRMINGHAM, Ala.--(BUSINESS WIRE)--May 9, 2007--ProAssurance
(NYSE: PRA) reports the following results for the first quarter of 2007:


Unaudited Consolidated Financial Summary:
----------------------------------------------------------------------
    (in thousands, except per share data)

Continuing Operations

                                                  Three Months Ended
                                                      March 31,
                                                  2007        2006
                                                ----------  ----------
Gross Premiums Written                          $ 185,302   $ 182,187
                                                ==========  ==========
Net Premiums Written                            $ 171,459   $ 172,632
                                                ==========  ==========
Net Premiums Earned                             $ 137,177   $ 142,430
                                                ==========  ==========
Net Investment Income                           $  42,571   $  32,881
                                                ==========  ==========
Net Realized Investment Gains (Losses)          $  (3,162)  $     144
                                                ==========  ==========
Total Revenues                                  $ 178,877   $ 178,191
                                                ==========  ==========
Guaranty Fund Assessments (Recoveries)          $     (45)  $      65
                                                ==========  ==========
Interest Expense                                $   2,959   $   2,556
                                                ==========  ==========
Total Expenses                                  $ 128,833   $ 140,141
                                                ==========  ==========
Tax Expense                                     $  13,954   $  10,215
                                                ==========  ==========
Income From Continuing Operations(1)            $  36,090   $  27,835
                                                ==========  ==========
Net Cash Provided by Operating Activities       $  87,022   $ 115,796
                                                ==========  ==========

Discontinued Operations(1)
    Income From Discontinued Operations         $       -   $ 109,441
                                                ==========  ==========

Net Income
Net Income                                      $  36,090   $ 137,276
                                                ==========  ==========

(1) Our personal lines operations were sold effective January 1, 2006. Income from discontinued operations consists solely of the gain recognized on that sale, net of taxes.


Earnings Per Share

                                                  Three Months Ended
                                                      March 31,
                                                  2007        2006
                                                ----------  ----------
Weighted average number of common shares
 outstanding
     Basic                                         33,294      31,155
     Diluted                                       36,157      34,050
Earnings per share (Basic)
  Income from Continuing Operations             $    1.08   $    0.89
  Income from Discontinued Operations                   -        3.51
                                                ----------  ----------
  Net Income per share (Basic)                  $    1.08   $    4.40
                                                ==========  ==========
Earnings per share (Diluted)
  Income from Continuing Operations             $    1.02   $    0.84
  Income from Discontinued Operations                   -        3.21
                                                ----------  ----------
  Net Income per share (Diluted)                $    1.02   $    4.05
                                                ==========  ==========


Key Ratios

                                                  Three Months Ended
                                                      March 31,
                                                  2007        2006
                                                ----------  ----------
Net Loss Ratio                                       72.2%       78.0%
Expense Ratio                                        19.6%       18.6%
                                                ----------  ----------
Combined Ratio                                       91.8%       96.6%
                                                ==========  ==========
Operating Ratio                                      60.8%       73.5%
                                                ==========  ==========
Return on Equity                                     12.6%       13.4%
                                                ==========  ==========

    -- Additional premiums attributable to PIC Wisconsin enabled us to increase Gross Written Premiums compared to the same quarter in 2006. Premiums in our non-PIC business were lower than a year ago, reflecting increased price-based competition.

    -- Despite the price-based competition in the general market, our renewing polices had premiums that were, on average, equal to those in the same period a year ago. We continue to believe our policies are priced at levels that are adequate to maintain our margins.

    -- Policyholder retention in the quarter was 85%, which is up from last quarter.

    -- We recognized favorable net loss reserve development of approximately $15.6 million in the quarter. This favorable development reflects reductions in our estimates of claim severity in accident years 2003 through 2005, and the regular quarterly evaluation of our reserves for excess loss exposures.


Balance Sheet Highlights

                                          March 31,      December 31,
                                             2007            2006
                                        --------------  --------------
Stockholders' Equity                    $   1,163,974   $   1,118,547
Total Investments                       $   3,614,284   $   3,492,098
Total Assets                            $   4,457,456   $   4,342,853
Policy Liabilities                      $   3,032,973   $   2,967,097
Accumulated Other Comprehensive Income  $       1,605   $         111
Goodwill                                $      72,213   $      72,213
Book Value per Share                    $       34.92   $       33.61

    Capital Management

    After the end of the first quarter we announced that our Board of Directors authorized the expenditure of up to $150 million to repurchase our shares or debt securities. As of April 27, 2007 we had repurchased approximately 155,000 shares with a total cost of $8.1 million.

    Conference Call Information

    --  Live: Wednesday, May 9, 2007, 10:00 AM ET. Dial (800) 474-8920
        or (719) 457-2727 outside North America. The call will also be webcast on our website, ProAssurance.com, and on StreetEvents.com.

    -- Replay: By telephone, through May 18, 2007 at (888) 203-1112 or (719) 457-0820, using access code 4501723. Via Internet, through May 31, 2007 at ProAssurance.com and StreetEvents.com.

    -- Podcast: Available on a free subscription basis through a link on the home page of the ProAssurance website.

    About ProAssurance

    ProAssurance Corporation is the nation's fourth largest writer of medical professional liability insurance through our principal subsidiaries The Medical Assurance Company, Inc., ProNational Insurance Company, NCRIC, Inc., Physicians Insurance Company of Wisconsin, Inc., and Red Mountain Casualty Insurance Company, Inc. We also write professional liability coverage through Woodbrook Casualty Insurance, Inc.

    Caution Regarding Forward-Looking Statements

    Any statements in this News Release that are not historical facts are specifically identified as forward-looking statements. These statements are based upon our estimates and anticipation of future events and are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. Forward-looking statements are identified by words such as, but not limited to, "anticipate," "believe," "estimate," "expect," "hope," "hopeful," "intend," "may," "optimistic," "potential," "preliminary," "project," "should," "will," and other analogous expressions. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as forward-looking statements as are sections of this news release clearly identified as giving our outlook on future business.

    Forward-looking statements relating to our business include among other things: statements concerning liquidity and capital requirements, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court judgment, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other matters.

    These forward-looking statements highlight significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

    -- general economic conditions, either nationally or in our market area, that are worse than anticipated;

    -- regulatory and legislative actions or decisions that adversely affect our business plans or operations;

    --  inflation and changes in the interest rate environment;

    -- performance of financial markets and/or changes in the securities markets that adversely affect the fair value of our investments or operations;

    -- changes in laws or government regulations affecting medical professional liability insurance;

    --  changes to our ratings assigned by rating agencies;

    --  the effects of health care changes, including managed care;

    -- uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectibility of reinsurance;

    -- bad faith litigation which may arise from our involvement in the settlement of claims;

    -- post-trial motions which may produce rulings adverse to us and/or appeals we undertake that may be unsuccessful;

    -- significantly increased competition among insurance providers and related pricing weaknesses in some markets;

    -- our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

    -- the expected benefits from acquisitions may not be achieved or may be delayed longer than expected due to, among other reasons, business disruption, loss of customers and employees, increased operating costs or inability to achieve cost savings, and assumption of greater than expected liabilities;

    -- changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial
        Accounting Standards Board; and

    --  changes in our organization, compensation and benefit plans.

    You should not place undue reliance on any such forward-looking statements, which speak only as of the date made. The factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Except as required by law or regulations, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

    Our results may differ materially from those we expect and discuss in any forward-looking statements. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, such as our current reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in "Item 1A, Risk Factors."

    CONTACT: ProAssurance Corporation
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             Sr. Vice President,
             Corporate Communications & Investor Relations foneil@ProAssurance.com